UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2003

UNITED TECHNOLOGIES CORPORATION
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-812 (Commission File Number)	06-0570975 (I.R.S. Employer Identification No.)

One Financial Plaza
Hartford, Connecticut 06103
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code
(860) 728-7000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

On March 5, 2003, United Technologies Corporation (the "Corporation") issued a press release announcing that Gregory Hayes has been named Vice President and Controller for the Corporation. In a related move, David Nord has been named Vice President of Finance and Chief Financial Officer at the Corporation's Hamilton Sundstrand subsidiary. Each appointment will be effective April 1, 2003.

Item 7. Exhibits

The following press release is annexed as an Exhibit:

Exhibit
Number Description

99.1	Press release, dated March 5, 2003, issued by United Technologies Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2003	UNITED TECHNOLOGIES CORPORATION (Registrant) By: William H. Trachsel Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
Exhibit Number	Exhibit Description Page
99.1	Press release, dated March 5, 2003, issued by United Technologies Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1